UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Agentix Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55383	46-2876282
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32932 Pacific Coast Highway, #14254

Dana Point, California 92629

(Address of principal executive offices) (Zip Code)

(949) 438-0160

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 28, 2020 (the “Acquisition Date”), Agentix Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement whereby it acquired all of the common stock of GSL Healthcare, Inc., a Nevada corporation (“GSL Healthcare”), and GSL Healthcare became a wholly-owned subsidiary of the Company as of the Acquisition Date.

On May 29, 2020, the Company filed a Current Report on Form 8-K regarding the acquisition of GSL Healthcare. This Amendment No. 1 to Current Report on Form 8-K contains the required financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Audited consolidated financial statements of business acquired.

Audited consolidated financial statements of GSL Healthcare from inception (April 15, 2020) to May 31, 2020 are attached hereto as Exhibit 99.1.

(b) Unaudited pro forma financial information.

The unaudited pro forma financial information for the Company after giving effect to the acquisition of GSL Healthcare and adjustments as described in such pro forma financial information for the fiscal year ended August 31, 2019 and the nine months ended May 31, 2020 are attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description

99.1	Audited financial statements of GSL Healthcare, Inc. from inception (April 15, 2020) to May 31, 2020.

99.2

Unaudited pro forma financial information for Agentix Corp. after giving effect to the acquisition of GSL Healthcare, Inc. for the fiscal year ended August 31, 2019 and the nine months ended May 31, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Agentix Corp.

Date: September 9, 2020	By:	/s/ Rudy A. Mazzocchi
Rudy A. Mazzocchi
Chief Executive Officer

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